Exhibit 99.1

NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Reports Second Quarter 2025 Results

JACKSONVILLE, Fla. (July 29, 2025) – Regency Centers Corporation (“Regency Centers,” “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the quarterly period ended June 30, 2025, and provided updated 2025 earnings guidance. For the three months ended June 30, 2025 and 2024, Net Income Attributable to Common Shareholders was $0.56 per diluted share, and $0.54 per diluted share, respectively.

Second Quarter 2025 Highlights

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Reported Nareit FFO of $1.16 per diluted share and Core Operating Earnings of $1.10 per diluted share
•
Increased Same Property NOI year-over-year, excluding lease termination fees, by 7.4% for the quarter and 5.8% year-to-date
•
Raised 2025 Nareit FFO guidance to a range of $4.59 to $4.63 per diluted share and 2025 Core Operating Earnings guidance to a range of $4.36 to $4.40 per diluted share
•
The midpoint of increased 2025 Nareit FFO guidance represents more than 7% year-over-year growth
•
Raised 2025 guidance for Same Property NOI, excluding lease termination fees, to a range of 4.5% to 5.0% year-over-year growth
•
Same Property percent leased ended the quarter at 96.5%, an increase of 100 basis points year-over-year, and Same Property percent commenced ended the quarter at 93.9%, up 190 basis points year-over-year
•
Same Property anchor percent leased ended the quarter at 98.0%, an increase of 90 basis points year-over-year, and Same Property shop percent leased ended the quarter at 93.9%, up 100 basis points year-over-year
•
Executed 1.9 million square feet of comparable new and renewal leases during the quarter at blended rent spreads of +10.0% on a cash basis and +19.3% on a straight-lined basis
•
As of June 30, 2025, Regency's in-process development and redevelopment projects had estimated net project costs of $518 million at a blended estimated yield of 9%
•
Issued $400 million of senior unsecured notes due 2032, with a coupon of 5.0%
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Pro-rata net debt and preferred stock to TTM operating EBITDAre at June 30, 2025 was 5.3x
•
Issued our annual Corporate Responsibility report, highlighting achievements and progress within our corporate responsibility program and initiatives
•
Subsequent to quarter end, acquired a portfolio of five shopping centers located within the Rancho Mission Viejo master planned community in Orange County, CA, for $357 million

“We are proud to deliver another quarter of outstanding results, and we are raising our growth outlook for the balance of the year,” said Lisa Palmer, President and Chief Executive Officer. “All operating metrics remain robust, highlighted by strong leasing activity, and we have strategically deployed more than $600 million of capital into accretive investments year-to-date, including our recent portfolio acquisition of five high quality shopping centers in Southern California.”

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended June 30, 2025, Net Income Attributable to Common Shareholders was $102.6 million, or $0.56 per diluted share, compared to Net Income Attributable to Common Shareholders of $99.3 million, or $0.54 per diluted share, for the same period in 2024.

Nareit FFO

•
For the three months ended June 30, 2025, Nareit FFO was $212.1 million, or $1.16 per diluted share, compared to $196.4 million, or $1.06 per diluted share, for the same period in 2024.

Core Operating Earnings

•
For the three months ended June 30, 2025, Core Operating Earnings was $202.2 million, or $1.10 per diluted share, compared to $189.3 million, or $1.02 per diluted share, for the same period in 2024.

Portfolio Performance

Same Property NOI

•
Second quarter 2025 Same Property Net Operating Income (“NOI”), excluding lease termination fees, increased by 7.4% compared to the same period in 2024.
o
Same Property base rent growth contributed 4.5% to Same Property NOI growth in the second quarter.

Occupancy

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As of June 30, 2025, Regency’s Same Property portfolio was 96.5% leased, flat sequentially, and an increase of 100 basis points compared to June 30, 2024.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 98.0%, an increase of 90 basis points compared to June 30, 2024.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 93.9%, an increase of 100 basis points compared to June 30, 2024.
•
As of June 30, 2025, Regency’s Same Property portfolio was 93.9% commenced, an increase of 40 basis points sequentially and an increase of 190 basis points compared to June 30, 2024.

Leasing Activity

•
During the three months ended June 30, 2025, Regency executed approximately 1.9 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.0% and a blended straight-lined rent spread of +19.3%.
•
During the twelve months ended June 30, 2025, the Company executed approximately 7.4 million square feet of comparable new and renewal leases at a blended cash rent spread of +9.7% and a blended straight-lined rent spread of +19.7%.

Corporate Responsibility

•
On May 21, 2025, Regency issued its annual Corporate Responsibility Report, demonstrating the Company’s continued commitment to and leadership in corporate responsibility, to further our business strategy and performance. The report can be found on the Corporate Responsibility section of the Company's website.

Capital Allocation and Balance Sheet

Developments and Redevelopments

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For the three months ended June 30, 2025, the Company started redevelopment projects with estimated net project costs of approximately $42 million, at the Company's share.
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For the three months ended June 30, 2025, the Company completed development and redevelopment projects with estimated net project costs of approximately $21 million, at the Company's share.
•
As of June 30, 2025, Regency’s in-process development and redevelopment projects had estimated net project costs of $518 million at the Company’s share, 58% of which has been incurred to date.

Property Transactions

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On May 12, 2025, the Company acquired Armonk Square in Armonk, NY, a 48,000 square feet neighborhood center anchored by regional grocer DeCicco & Sons.
o
The property was acquired through the Company's Oregon joint venture, for approximately $5 million, at Regency's share.
•
Subsequent to quarter end, on July 23, 2025, the Company acquired a portfolio of five shopping centers in the Rancho Mission Viejo master planned community in Orange County, CA, for $357 million.
o
The portfolio consists of Bridgepark Plaza, Mercantile West, Mercantile East, Terrace Shops, and Sendero Marketplace, comprising close to 630,000 square feet in the aggregate and anchored by leading grocers Trader Joe's, Gelson's Market, Albertsons, and Stater Bros.
o
Regency funded the purchase price with a combination of 2,773,087 operating partnership units issued at $72 per unit, the assumption of $150 million of secured mortgage debt at a weighted average interest rate of 4.2%, and $7 million in cash used to pay off a single secured loan.
•
On June 27, 2025, the Company disposed of Van Houten Plaza in Passaic, NJ for approximately $6 million.
•
Subsequent to quarter end, on July 1, 2025, the Company disposed of 101 7th Avenue in New York, NY for $11 million.

Balance Sheet

•
On May 8, 2025, the Company's operating partnership, Regency Centers, L.P. issued a public offering of $400 million of senior unsecured notes due 2032 (the "Notes") under its existing shelf registration filed with the Securities and Exchange Commission. The Notes will mature on July 15, 2032, and were issued at 99.279% of par value with a coupon of 5.0%. Regency's use of the net proceeds of the offering include reducing the outstanding balance on its line of credit, the repayment of Regency Centers L.P.'s $250 million of notes due November 1, 2025 upon their maturity, and for general corporate purposes.
•
As of June 30, 2025, Regency had approximately $1.5 billion of capacity under its revolving credit facility.
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As of June 30, 2025, Regency’s pro-rata net debt and preferred stock to TTM operating EBITDAre was 5.3x

2025 Guidance

Regency Centers is hereby providing updated 2025 guidance, as summarized in the table below. Please refer to the Company’s second quarter 2025 "Earnings Presentation" and "Quarterly Supplemental Disclosure" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2025 Guidance (in thousands, except per share data)	YTD Actual	Current 2025 Guidance	Prior 2025 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.15	$2.28 - $2.32	$2.25 - $2.31

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$2.31	$4.59 - $4.63	$4.52 - $4.58

Core Operating Earnings per diluted share(1)	$2.20	$4.36 - $4.40	$4.30 - $4.36

Same property NOI growth without termination fees	5.8%	+4.5% to +5.0%	+3.2% to +4.0%

Non-cash revenues(2)	$24,019	+/-$49,000	+/- $46,000

G&A expense, net(3)	$47,484	$93,000-$96,000	$93,000-$96,000

Interest expense, net and Preferred stock dividends(4)	$115,533	$235,000-$237,000	$232,000-$235,000

Management, transaction and other fees	$13,529	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$140,321	+/-$300,000	+/-$250,000

Acquisitions	$138,282	+/-$500,000	+/-$140,000
Cap rate (weighted average)	5.5%	+/- 6.0%	+/- 5.5%

Dispositions	$5,550	+/-$75,000	+/-$75,000
Cap rate (weighted average)(5)	6.2%	+/- 5.5%	+/- 6.0%

Share/unit issuances(6)	$0	$300,000	$100,000

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.
(5)
Disposition guidance cap rate of +/- 5.5% excludes the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
(6)
Share/unit issuances guidance of $300M reflects (i) $100M of unsettled common equity raised on a forward basis through the Company's ATM in 4Q24, and (ii) $200M from the Company's issuance of operating partnership units for the funding of the 5-asset portfolio acquisition in Orange County, CA in 3Q25.

Conference Call Information

To discuss Regency’s second quarter results and provide further business updates, management will host a conference call on Wednesday, July 30th at 11:00 a.m. ET. Dial-in and webcast information is below.

Second Quarter 2025 Earnings Conference Call

Date:	Wednesday, July 30, 2025
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Second Quarter 2025 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended June 30, 2025 and 2024	Three Months Ended		Year to Date
	2025	2024	2025	2024
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$102,608	99,255	$208,782	205,616
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	107,329	107,592	211,363	211,964
Loss (Gain) on sale of real estate, net of tax	346	(11,080)	245	(22,488)
Provision for impairment of real estate	1,262	-	1,262	-
Exchangeable operating partnership units	586	601	1,228	1,243
Nareit FFO	$212,131	196,368	$422,880	396,335

Nareit FFO per share (diluted)	$1.16	1.06	$2.31	2.14
Weighted average shares (diluted)	183,023	184,968	182,966	185,433

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$212,131	196,368	$422,880	396,335
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	-	2,133	-	4,694
Loss on early extinguishment of debt	-	-	-	180
Certain Non-Cash Items
Straight-line rent	(6,784)	(5,283)	(13,297)	(11,021)
Uncollectible straight-line rent	744	1,377	1,120	2,033
Above/below market rent amortization, net	(5,376)	(7,073)	(11,837)	(12,540)
Debt and derivative mark-to-market amortization	1,510	1,731	2,802	2,640
Core Operating Earnings	$202,225	189,253	401,668	382,321

Core Operating Earnings per share (diluted)	$1.10	1.02	$2.20	2.06
Weighted average shares (diluted)	183,023	184,968	182,966	185,433

Weighted Average Shares For Diluted Earnings per Share	181,955	183,868	181,877	184,332

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	183,023	184,968	182,966	185,433

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$202,225	189,253	$401,668	382,321
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(32,524)	(33,886)	(56,277)	(54,738)
Debt cost and derivative adjustments	2,297	2,022	4,426	4,162
Stock-based compensation	5,455	4,662	10,898	9,302
Adjusted Funds from Operations	$177,453	162,051	$360,715	341,047
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended June 30, 2025 and 2024	Three Months Ended		Year to Date
	2025	2024	2025	2024

Net income attributable to common shareholders	$102,608	99,255	$208,782	205,616
Less:
Management, transaction, and other fees	(7,244)	(6,735)	(14,056)	(13,131)
Other (1)	(12,850)	(12,726)	(26,539)	(25,313)
Plus:
Depreciation and amortization	99,535	100,968	196,309	198,553
General and administrative	25,480	24,238	47,080	50,370
Other operating expense	1,944	3,066	3,632	5,709
Other expense, net	51,040	31,394	99,713	60,608
Equity in income of investments in real estate partnerships excluded from NOI (2)	14,679	13,258	28,130	26,947
Net income attributable to noncontrolling interests	2,328	2,261	4,594	5,145
Preferred stock dividends	3,413	3,413	6,826	6,826
NOI	280,933	258,392	554,471	521,330

Less non-same property NOI (3)	(4,045)	(796)	(3,890)	(1,773)

Same Property NOI	$276,888	257,596	$550,581	519,557
% change	7.5%		6.0%

Same Property NOI without Termination Fees	$274,844	255,963	$546,213	516,152
% change	7.4%		5.8%

Same Property NOI without Termination Fees or Redevelopments	$234,981	221,304	$467,862	446,123
% change	6.2%		4.9%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published additional financial information in its second quarter 2025 supplemental package that may help investors estimate earnings. A copy of the Company’s second quarter 2025 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended June 30, 2025. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

###

Non-GAAP Financial Measures

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate partnerships. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt and derivative adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our Current 2025 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Economic challenges and policy changes may adversely impact our tenants and our business. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Current geopolitical challenges could impact the U.S. economy and consumer spending and our results of operations and financial condition. Evolving political and economic events and uncertainties, including tariffs, retaliatory tariffs, international trade disputes, and immigration policies could adversely impact the businesses of our tenants and our business.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting related to environmental, social, and governance (“ESG”) factors by investors and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.